UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Eagle Rock Energy Partners, L.P. (the “Partnership”), held its 2013 Annual Meeting of Limited Partners (the “Annual Meeting”) on May 16, 2013.
The Limited Liability Company Agreement of Eagle Rock Energy G&P, LLC, a Delaware limited liability company (the “Company”), the general partner of Eagle Rock Energy GP, L.P., the general partner of the Partnership, provides that one Class III Director (the “Class III NGP Appointed Director”) shall be appointed by the NGP Parties (as that term is defined in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the "Partnership Agreement")) to serve on the board of directors of the Company (the “Board”) for a three-year term.
At the Annual Meeting, the NGP Parties reappointed David W. Hayes (whose term expired at the annual meeting) as the Class III NGP Appointed Director, for a term of office expiring at the Partnership's 2016 Annual Meeting of Limited Partners. Mr. Hayes does not currently serve on any committees of the Board.
Mr. Hayes is a managing director of Natural Gas Partners (“NGP”), and is Director of Corporate Finance of NGP. In the Partnership's history, the Partnership has been involved in several transactions with affiliates of NGP, including Montierra Minerals & Production, L.P. (“Montierra”).
During the year ended December 31, 2012, the Partnership purchased approximately $2.7 million of natural gas from certain NGP portfolio companies, of which there was an outstanding accounts payable balance of $0.4 million as of December 31, 2012.
In connection with the Partnership's June 2010 rights offering, certain warrants (the "Warrants") to purchase common units of the Partnership were issued to NGP and certain of its affiliates in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) thereunder. The Warrants expired by their terms on May 15, 2012. The issuance of the common units upon exercise of the Warrants occurred in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder. The Warrants were exercisable on a 1:1 basis for common units at a $6.00 exercise price per common unit, and were only exercisable on certain specified dates.
On March 15, 2012, Montierra exercised 200,000 Warrants to purchase common units, and the Partnership issued an equivalent number of common units, for an aggregate exercise price of $1.2 million ($6.00 per common unit). The closing common unit price on March 15, 2012 was $10.27 per common unit.
On May 15, 2012, Montierra exercised 273,484 Warrants to purchase common units, and the Partnership issued an equivalent number of common units, for an aggregate exercise price of $1.6 million ($6.00 per common unit). The closing common unit price on May 15, 2012 was $9.11 per common unit.
In addition, the Partnership previously entered into a Supplemental Indemnification Agreement (an “Indemnification Agreement”) with Mr. Hayes on November 22, 2011, the form of which is filed as Exhibit 10.1 to the Partnership's Current Report on Form 8-K filed on December 30, 2009 and is incorporated herein by reference. The Indemnification Agreement continues in effect between the Partnership and Mr. Hayes.
Item 5.07.    Submission of Matters to a Vote of Security Holders
At the Annual Meeting, the Partnership's common unitholders were requested to: (1) elect two Class III Elected Directors to serve on the Board for a term of office expiring at the Partnership's 2016 Annual Meeting of Limited Partners, (2) approve, on an advisory basis, the compensation of the Company's named executive officers and (3)  ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the year ending December 31, 2013. Each of these items is more fully described in the Partnership's proxy statement filed on April 4, 2013.
The certified results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 - Election of Two Class III Elected Directors: The election of the two Class III Elected Directors was approved as follows:

Nominees	For	Withheld
Peggy A. Heeg	39,719,684 (97.97%)	825,063 (2.03%)
Philip B. Smith	39,747,188 (98.03%)	797,559 (1.97%)

There were 48,331,395 broker non-votes cast with respect to Proposal No. 1.
The NGP Parties (as defined in the Partnership Agreement) were not permitted to vote on this matter pursuant to the terms of the Partnership Agreement.
Proposal No. 2 - Approval, on an Advisory Basis, of the Compensation of the Company's Named Executive Officers: The compensation of the Company's named executive officers was approved on an advisory basis as follows:

For	Against	Abstain
77,653,232 (82.00%)	16,353,766 (17.27%)	689,097 (0.73%)

There were 48,331,395 broker non-votes cast with respect to Proposal No. 2.
Proposal No. 3 - Vote to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the year ending December 31, 2013: The vote to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the year ended December 31, 2012 was approved as follows:

For	Against	Abstain
142,094,897 (99.35%)	626,690 (0.44%)	305,903 (0.21%)

There were no broker non-votes cast with respect to Proposal No. 3.
With respect to the results of Proposals No. 2 and 3 as reported above, 28,316,231 of the common units held by NGP VIII were voted in the same proportion as the votes cast by holders of all other common units, as prescribed by that certain Voting Agreement dated May 3, 2011 by and among NGP VIII and the Partnership, which is filed as Exhibit 10.2 to the Partnership's Current Report on Form 8-K filed on May 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: May 16, 2013	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel